Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements of Washington Banking Company of our report dated July 2, 2010, relating to the statement of assets and liabilities assumed by Whidbey Island Bank (a wholly-owned subsidiary of Washington Banking Company), pursuant to the Purchase and Assumption Agreement dated April 16, 2010, included in this Current Report on Form 8-K of Washington Banking Company.
•	Registration Statements on Form S-3 (Nos. 333-161738, 333-157377)

•	Registration Statements on Form S-8 (Nos. 333-129647, 333-72436, 333-57431)
/s/ Moss Adams LLP
Portland, Oregon
July 2, 2010